UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) March 27, 2001 moderngroove entertainment, Inc.
          --------------------------------------------------
          (Exact name of Registrant as specified in charter)


                  Nevada               0-26073         86-0881193
       ----------------------------  -----------   -----------------
       (State or other jurisdiction  (Commission   (I.R.S. Employer
        of incorporation)             File Number)   Identification)

        1801 E. Tropicana, Suite 9, Las Vegas, NV          89119
    -------------------------------------------------   ----------
          (Address of principal executive offices)      (Zip Code)


   Registrant's telephone number, including area code: (702) 893-2556
                                                       --------------

                            Not applicable
    --------------------------------------------------------------
    (Former name or former address, if changed, since last report)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On March 27, 2001, at a special meeting of the board of directors, the board appointed two new members to its board. These two board members have been serving as Officers of the Company. They are:

a)  John Stroppa (1)  - President/CEO/Chairman of the Board
b)  Steven Zur (1) Chief Information Officer

(1) moderngroove entertainment, Inc., 1685 West 5th Avenue, Vancouver, B.C.

                 --------------------------------------

Their duties and prior experience include the following:

John Stroppa, President/CEO of moderngroove entertainment, Inc.

John Stroppa was born in Seattle, WA, in 1968 and moved to Vancouver, B.C. with his Canadian parents in 1970.

1992-1993 - Gold Merchant Management, currency trader
1993-1994 - Xerox Canada, Sales
1995-1996 - Axion Internet, Inc., Canada, sales coordination
1997-1998 - Hitmen-Pioneer Studio at Electronic Arts (Canada), Inc.,
            Assistant Producer
1998-1999 - Radical Entertainment Limited, Project Manager, Producer, Director
            of Business Development. Radical Entertainment Limited is the largest privately owned developers of interactive entertainment titles and 3D graphics software
1999- Pres. -  Founder/President, of moderngroove entertainment, Inc.

In 1990, he received his Bachelor of Arts in Economics from University of Waterloo, and, in 1992, he received his Master of Arts in Economics from Queen's University in Kingston, Ontario.


Steven Zur, Chief Information Officer (CIO) of moderngroove entertainment, Inc.

Steven Zur is a former Director of the Internet Sports Network, a provider of enhanced content, applications and support service for commercial portal sites. Mr. Zur is a technological innovator who developed, implemented and managed ticket processing for the 1988 Winter Olympics and developed all technical aspects of delivering online gaming pools for the Internet Sports Network. Mr. Zur's technical expertise and innovation are complimented by his experience integrating UNIX, Macintoshes and PCs into unified networks, as well as the critical role he played in integrating Ticketmaster's operations
across Canada.   Education: BSc; Zoology, University of Alberta.


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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                    moderngroove entertainment, Inc.

                                    By:  /s/ John Stroppa
                                    ---------------------------
                                    John Stroppa, President

Date:  March 28, 2001

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